Exhibit 10.2

LITHIA MOTORS, INC.

2013 AMENDED AND RESTATED

STOCK INCENTIVE PLAN

Article I
PURPOSE OF THE PLAN

The purposes of this 2013 Amended and Restated Stock Incentive Plan (the “Plan”) are to attract, retain and provide incentive compensation to selected employees, directors and others who contribute to the long-term financial success of LITHIA MOTORS, INC., an Oregon corporation, and to more closely align their interests with those of the Company and its shareholders. This Plan amends and restates in its entirety the Amended and Restated 2003 Stock Incentive Plan.

Article II
DEFINITIONS

As used herein, the following definitions will apply:

(a)

“Acquired Company” means any corporation or other entity that becomes a majority owned subsidiary of the Company, after the Effective Date, by merger, consolidation, stock acquisition, acquisition of all or substantially all of its assets or otherwise.

(b)	“Authorized Shares” means the number of shares of Common Stock authorized for issuance pursuant to Section 3.1 of this Plan.

(c)

“Available Shares” means the number of shares of Common Stock available under this Plan at any time for future issuance under Stock Options, Stock-Settled SARs, Performance Share Awards, Restricted Share Awards or Restricted Stock Unit Awards, as provided in Section 3.2 of this Plan.

(d)

“Award” means a Stock Option, a SAR, a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award pursuant to this Plan. An Award shall, for all purposes, be deemed to have been made on the later of (i) the date when the Company completes all corporate action necessary to authorize the Award or such later date as specified in such corporate action or (ii) when the maximum number of shares covered by the Award can be determined (excluding from such determination the effects of any vesting provisions including Performance Goals and excluding provisions adjusting the number of shares pursuant to Article XIII of this Plan) regardless of the date on which the written agreement evidencing the Award is prepared or executed by the Company or the Recipient.

(e)	“Award Period” means the period of time for which a 162(m) Performance-Based Award is made.

(f)	“Board of Directors” means the Board of Directors of the Company.

(g)	“Business Unit” means any division or other unit of the Company.

(h)

“Cash-Settled SAR” means the right to receive cash in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means the compensation committee of the Board of Directors or the Board of Directors if no such committee is then in existence.

(k)	“Common Stock” means the Class A Common Stock of the Company (or the shares of common stock into which the Class A Common Stock is reclassified or converted).

(l)

“Company” means Lithia Motors, Inc. and, unless the context requires otherwise, any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(m)

“Corporate Transaction” means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more corporations in which the Company is not the surviving entity (other than a merger of the Company into a wholly-owned Subsidiary of the Company or a reincorporation of the Company in a different jurisdiction), or in which the security holders of the Company prior to such transaction do not receive in the transaction (or hold after consummation of the transaction) securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the assets of the Company following a shareholder vote on such sale. Notwithstanding the foregoing to the contrary, for purposes of Restricted Stock Unit Awards, a “Corporate Transaction” also must be a ‘change in the ownership,’ (ii) ‘a change in the effective control,’ or (ii) ‘a change in the ownership of a substantial portion of the assets’ (as those terms are defined in Section Treas. Reg. 1.409A-3(i)(5)) of the Company.

(n)

“Disabled” means having a mental or physical impairment that has lasted or is expected to last for a continuous period of 12 months or more and, in the Committee’s sole discretion, renders a Recipient unable to perform the duties that were assigned to the Recipient during the 12 month period prior to such determination. Notwithstanding the foregoing to the contrary, for purposes of Restricted Stock Unit Awards, “Disabled” shall be determined in accordance with the requirements of Code Section 409A. The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Recipient and will be conclusive on all of the parties.

(o)	“Employee” means any person employed by the Company or a Subsidiary of the Company.

(p)	“Exercise Price” means the price per share at which shares of Common Stock may be purchased upon exercise of a Stock Option.

(q)	“Incentive Stock Option” means an ‘incentive stock option’ as defined in Section 422 of the Code.

(r)	“Fair Market Value” with respect to shares of Common Stock for a specified date means:

1)     If the Common Stock is traded on a national securities exchange, the “Fair Market Value” of a share of Common Stock will be the closing price of the Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

2)     If the Common Stock is not traded on a national securities exchange but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the “Fair Market Value” of a share of Common Stock will be the average between the highest bid and lowest asked prices of the Common Stock as reported by such service at the close of trading for such date or, if such date was not a business day, on the preceding business day; or

3)     If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the “Fair Market Value” of a share of Common Stock will be as determined by the Committee in good faith.

(s)	“Non-statutory Stock Option” means a Stock Option other than an Incentive Stock Option.

(t)

“Option Agreement” means the written agreement between the Company and a Recipient that evidences a Stock Option awarded pursuant to this Plan. Each Option Agreement shall be subject to the terms and conditions of this Plan.

(u)

“Performance Goals” means any performance criteria applied to the Company, any Subsidiary, any Business Unit or any individual or group of individuals for any performance period in each case as specified by the Committee in the agreement evidencing an Award. Performance Goals may include but are not limited to 162(m) Performance Goals. The Committee shall determine whether or the extent to which any Performance Goal is achieved.

(v)

“Performance Share Award” means an Award of shares or an Award of the right to receive shares of Common Stock pursuant to Article IX of this Plan subject to the terms of a Share Vesting Agreement in which the vesting or issuance of shares is based, either in whole or in part, on the achievement of certain Performance Goals or 162(m) Performance Goals.

(w)	“Recipient” means any individual who is awarded a Stock Option, a SAR, a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award pursuant to this Plan.

(x)

“Restricted Share Award” means an Award of shares of Common Stock pursuant to Article X of this Plan, regardless of whether the Recipient receives the shares covered by such Award solely for services or for a combination of services and cash payment or other consideration to the Company, pursuant to a Share Vesting Agreement.

(y)

“Restricted Stock Unit Award” means an Award of a right granted to receive Common Stock at the end of a specified vesting or deferral period pursuant to Article XI of this Plan, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals or 162(m) Performance Goals).

(z)	“SAR” means a Stock-Settled SAR or Cash-Settled SAR.

(aa)

“SAR Agreement” means the written agreement between the Company and a Recipient that evidences a SAR pursuant to this Plan. Each SAR Agreement shall be subject to the terms and conditions of this Plan.

(bb)	“Securities Act” means the Securities Act of 1933, as amended.

(cc)

“Service” means the continued employment of an Employee, service as director of the Company, service as a director of a Subsidiary or the regular provision of services to the Company or a Subsidiary under an independent contractor arrangement. If a recipient ceases to provide Service with the Company or a Subsidiary in one capacity but continues to provide Service in another capacity or contemporaneously begins to provide Service in another capacity, the recipient shall, for purposes of this Plan, be deemed to have continued in Service without interruption.

(dd)

“Share Vesting Agreement” means the written agreement between the Company and a Recipient that evidences either a Performance Share Award or a Restricted Share Award made pursuant to this Plan. Each Share Vesting Agreement shall be subject to the terms and conditions of this Plan.

(ee)	“Stock Option” means a Stock Option awarded pursuant to Article VI of this Plan.

(ff)

“Stock-Settled SAR” means the right to acquire shares of Common Stock in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(gg)

“Subsidiary” means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns 50 percent or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(hh)

“Tax Withholding” means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements (including but not limited to payroll taxes) upon the exercise of a Stock Option or SAR, the disqualifying disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option, the vesting or payment of shares under a Performance Share Award or Restricted Share Award or the vesting or payment of a Restricted Share Unit Award, a Recipient making an election under Code Section 83(b) with respect to a Performance Share Award or Restricted Share Award or as otherwise may be required under applicable tax laws.

(ii)	“162(m) Performance-Based Award” means an Award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder.

(jj)

“162(m) Performance Goals” means written objectives that must be met by the Company, any Subsidiary or any Business Unit during the Award Period as a condition to payment being made under a 162(m) Performance-Based Award and shall be based on one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company, any Subsidiary or any Business Unit, and may be relative to any designated comparison group of companies: (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) manufacturer approvability criteria, (xiv) financing and insurance revenue or revenue per vehicle, (xv) service, body and parts revenue or revenue per vehicle, (xvi) basic or diluted net income per share, (xvii) basic or diluted net income per share from continuing operations, (xviii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes, (xx) return on equity or return on investment, (xxii) free cash flows, or (xxiii) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments, related taxes, and restructuring and special charges (determined according to criteria established by the Committee).

Article III
STOCK SUBJECT TO THE PLAN

3.1             Aggregate Number of Authorized Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock authorized for issuance under all Awards pursuant to this Plan is 3,800,000 shares.

3.2             Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Authorized Shares at such time minus each of the following:

(a)	the number of shares of Common Stock issued prior to such time upon the exercise of Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan;

(b)

the number of shares of Common Stock issued prior to such time under Restricted Stock Unit Awards, Restricted Share Awards and Performance Share Awards to the extent the shares are not subject to any forfeiture or repurchase provisions pursuant to the terms of a Share Vesting Agreement;

(c)

the number of shares covered by outstanding Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan to the extent that such Stock Options and Stock-Settled SARs have not been exercised at such time;

(d)	the number of shares of Common Stock covered by outstanding Restricted Stock Unit Awards made pursuant to this Plan prior to such time; and

(e)

the number of shares of Common Stock covered by Performance Share Awards and Restricted Share Awards made pursuant to this Plan prior to such time to the extent the shares have not been issued or have been issued and are subject to forfeiture or repurchase provisions pursuant to the terms of a Share Vesting Agreement.

As a result of the foregoing, if a Stock Option, Stock-Settled SAR, Restricted Stock Unit or Performance Share Award expires, terminates or is cancelled for any reason without having been exercised and/or settled in full, the shares of Common Stock covered by such Stock Option, Stock-Settled SAR, Restricted Stock Unit or Performance Share Award that were not acquired through the exercise or settlement of such Award will again become Available Shares. Upon the exercise in full of a Stock-Settled SAR, all shares covered by that Award other than the shares actually issued upon such exercise, will again become Available Shares. Similarly, upon the settlement of a vested Restricted Stock Unit Award or Performance Share Award, all shares covered by that Award other than the shares actually issued in settlement thereof will again become Available Shares. If shares of Common Stock issued under a Performance Share Award or Restricted Share Award are forfeited to or repurchased by the Company, or if a Performance Share Award is terminated without the issuance of shares thereunder, pursuant to the terms of a Share Vesting Agreement, those shares will again become Available Shares. If shares of Common Stock covered by an Award are surrendered by a Recipient to satisfy any Tax Withholding obligations of such Award, those shares will again become Available Shares. Neither the grant nor the exercise of Cash-Settled SARs shall reduce the number of shares available for grant under the Plan.

3.3     Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. By appropriate resolution of the Board of Directors, the Company at all times will reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by outstanding Awards to the extent that shares have not been issued under such Awards at such time and (ii) the number of Available Shares. By action of the Board of Directors, the Company may repurchase issued and outstanding shares for purposes of providing Available Shares under this Plan but the Company is not required to make such repurchases and any such repurchases shall not affect the calculation of the number of Authorized Shares or Available Shares.

3.4     Annual Limits on Number of Shares to Any One Person and to Non-Management Directors.

(a)	No person may receive in any calendar year Awards pursuant to this Plan which provide for the issuance, in the aggregate, of more than 200,000 shares; and

(b)	No non-management director may receive in any calendar year Awards pursuant to this Plan which provide for the issuance, in the aggregate, of more than 10,000 shares;

provided, however, the foregoing limitations (a) and (b) shall not apply to Awards of Stock Options in substitution for outstanding stock options of an Acquired Company that are cancelled in connection with the acquisition of such Acquired Company.

Article IV
COMMENCEMENT AND DURATION OF THE PLAN

4.1     Effective Date of the Plan. This Plan was effective as of the date on which it was first adopted by the Board of Directors.

4.2     Duration of the Plan. This Plan will continue in effect until all Authorized Shares have been issued and all forfeiture and repurchase restrictions on the Authorized Shares have lapsed. The Board of Directors may suspend or terminate this Plan at any time. Termination of the Plan will not terminate or otherwise affect any outstanding Stock Option, SAR, Performance Share Award, Restricted Share Award, Restricted Stock Unit Award, Option Agreement, SAR Agreement or Share Vesting Agreement.

Article V
ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. The appointment to the Committee of one or more directors who are not “outside directors” as such term is defined in Treasury Regulation §1.162-27(e)(3), one or more directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, (“Rule 16b-3”) or one or more directors who fail to meet the requirements for service on a compensation committee as set forth in the listing standards of the exchange or market on which the Common Stock primarily trades shall not invalidate any of the actions of the Committee. Any member of the Committee who is not an outside director is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Code Section 162(m) requires the approval of a committee consisting solely of outside directors. Any member of the Committee who is not a non-employee director is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Rule 16b-3 requires the approval of a committee consisting solely of non-employee directors. Any member of the Committee who fails to meet the requirements of the listing standards of the exchange or market on which the Common Stock primarily trades is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee that requires the approval of a committee consisting solely of directors meeting those requirements. An Abstaining Director shall be deemed to have abstained from such action (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) and the assent of any such director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting, an Abstaining Director shall be deemed to not be a member of the Committee for the purpose of such consent with respect to any actions for which such member is deemed to be an Abstaining Director. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

If no Committee is appointed, the Board of Directors will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may abolish a Committee and assume the duties and responsibilities of the Committee at any time by resolution duly adopted by the Board of Directors.

The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, directors and other persons to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Recipient hereunder; (c) determine the number of shares of Common Stock to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares or other property or canceled or suspended, consistent with the terms of the Plan; (f) determine whether, to what extent, and under what circumstances payment of cash, shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, consistent with the terms of the Plan; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan and (j) extend any exercise period or accelerate any vesting period for any Award. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of any 162(m) Performance-Based Award. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law.

Except as may disqualify the applicability of Code Section 162(m), the Committee shall be authorized to make adjustments in Performance Goals criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, changes in applicable laws, regulations or accounting principles or otherwise. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

Article VI
STOCK OPTION TERMS AND CONDITIONS

Stock Options may be awarded pursuant to this Plan in accordance with the following terms and conditions.

6.1     Requirement for a Written Option Agreement. Each Stock Option will be evidenced by a written Option Agreement. The Committee, from time to time, will determine the form of Option Agreement to be used for purposes of evidencing Stock Options awarded pursuant to this Plan. Except as provided in Section 13.2, the terms of the Option Agreement evidencing a Stock Option must be consistent with this Plan, including but not limited to this Article VI. Any inconsistencies between any Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VI, the terms and conditions of each Stock Option do not need to be identical.

6.2     Who may be Awarded a Stock Option. A Stock Option may be awarded to any Employee, any director of the Company or of any Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of its Subsidiaries; provided that Incentive Stock Options may only be granted to Employees. The Committee, in its sole discretion, shall determine when and to whom Stock Options are awarded pursuant to this Plan. In addition, substitute Stock Options may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

6.3     Number of Shares Covered by a Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Stock Option awarded pursuant to this Plan and, for a Stock Option granted after February 22, 2013, whether it is an Incentive Stock Option or a Non-statutory Stock Option. The number of shares covered by each Stock Option and whether it is an Incentive Stock Option or a Non-statutory Stock Option shall be specified in the Option Agreement.

6.4     Vesting Under a Stock Option. The Committee, in its sole discretion, shall determine whether a Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the Option Agreement. Notwithstanding any term to the contrary in any Option Agreement, a Stock Option that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

6.5     Exercise Price of a Stock Option. The Exercise Price for each Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Stock Option was awarded. However, if it is subsequently determined that the Exercise Price as stated in the Option Agreement evidencing a Stock Option is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was awarded, such fact will not invalidate the Stock Option.

6.6     Duration of a Stock Option—Generally. The Committee, in its sole discretion, will determine the term of each Stock Option provided that such term will not exceed 10 years from the date on which such option was awarded. The term of each Stock Option shall be set forth in the Option Agreement. The Recipient shall have no further right to exercise a Stock Option following the expiration of such term.

6.7     The Effect of Termination of the Recipient’s Service with the Company on the Term of a Stock Option. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the Option Agreement. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

6.8     The Effect of a Leave of Absence on a Stock Option. Unless otherwise provided in the Option Agreement evidencing a Stock Option, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

6.9     The Effect of the Death of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all Stock Options that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date of the Recipient’s death.

6.10     The Effect of the Disability of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

6.11     Additional Requirements Relating to Incentive Stock Options. Notwithstanding any other provisions in this Plan, Incentive Stock Options shall be subject to the following additional terms and conditions:

(a)

Limitation on Amount of Grants. If the aggregate fair market value of shares, determined as of the date the option is granted, for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

(b)

Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under this Plan to an Employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the Fair Market Value of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(c)

Nontransferability. Except as provided below and notwithstanding any provision in this Plan, each Incentive Stock Option granted under this Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and during the optionee’s lifetime, shall be exercisable only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death.

(d)

Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders of the Company.

(e)

Early Dispositions. If, within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

Article VII
SARS TERMS AND CONDITIONS

Stock-Settled SARs and Cash-Settled SARs may be awarded pursuant to this Plan in accordance with the following terms and conditions.

7.1     Requirement for a Written SAR Agreement. Each SAR will be evidenced by a written SAR Agreement. The Committee, from time to time, will determine the form of Stock-Settled SAR Agreement to be used for purposes of evidencing Stock-Settled SARs awarded pursuant to this Plan and form of Cash-Settled SAR Agreement to be used for purposes of evidencing Cash-Settled SARs awarded pursuant to this Plan. Except as provided in Section 13.2, the terms of the SAR Agreements must be consistent with this Plan, including but not limited to this Article VII. Any inconsistencies between any SAR Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VII, the terms and conditions of each SAR do not need to be identical.

7.2     Who may be Awarded a SAR. A SAR may be awarded to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom SARs are awarded pursuant to this Plan. In addition, substitute SARs may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

7.3     Number of Shares Covered by a SAR. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each SAR awarded pursuant to this Plan and whether the SAR is a Stock-Settled SAR or a Cash-Settled SAR. The number of shares covered by each Stock-Settled SAR shall be specified in the Stock-Settled SAR Agreement.

7.4     Vesting Under a SAR. The Committee, in its sole discretion, shall determine whether a SAR is immediately exercisable as to all of the shares of Common Stock covered by the SAR or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the SAR Agreement. Notwithstanding any term to the contrary in any SAR Agreement, a SAR that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

7.5     Effect of Exercise of a SAR. Exercise of a Stock-Settled SAR results in the Recipient receiving net shares of Common Stock with an aggregate Fair Market Value as of the date of such exercise equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Fair Market Value of a share of Common Stock on the date of grant, multiplied by (ii) the number of shares covered by the Stock-Settled SAR as to which it is being exercised, rounded down to the nearest whole number. Exercise of a Cash-Settled SAR results in the Recipient receiving cash in an amount equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Fair Market Value of a share of Common Stock on the date of grant, multiplied by (ii) the number of shares covered by the SAR as to which it is being exercised. A SAR may be exercised as to all of the shares covered by it or may be exercised only in part.

7.6     Duration of a SAR—Generally. The Committee, in its sole discretion, will determine the term of each SAR provided that such term will not exceed 10 years from the date on which such SAR was awarded. The term of each SAR shall be set forth in the SAR Agreement. The Recipient shall have no further right to exercise a SAR following the expiration of such term.

7.7     The Effect of Termination of the Recipient’s Service with the Company on the Term of a SAR. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 7.9 and Section 7.10, respectively), all SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the SAR Agreement. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

7.8     The Effect of a Leave of Absence on a Stock-Settled SAR. Unless otherwise provided in the SAR Agreement, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a SAR shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

7.9     The Effect of the Death of a Recipient on the Term of a SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all SARs that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s death.

7.10    The Effect of the Disability of a Recipient on the Term of a SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

Article VIII
EXERCISE OF STOCK OPTIONS AND SARS

8.1     Notice of Exercise. A Stock Option or a SAR may be exercised only by delivery to the Company of written notice directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock as to which the Stock Option or SAR is being exercised, (ii) the method of payment of the Exercise Price of a Stock Option, (iii) the method of payment of the Tax Withholding if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of any shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws. If the date of expiration or termination of a Stock Option or SAR falls on a day on which the principal business office of the Company is not open for business, the notice of exercise must be delivered to the Company no later than the last business day prior to such expiration or termination date in order for the notice of exercise to be timely.

8.2     Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement for the payment of the Exercise Price in cash (including by check), by delivery of a full-recourse promissory note, by the delivery of shares of Common Stock or other securities issued by the Company in accordance with Section 14.7, by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 14.7, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit a Recipient to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

8.3     Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option or SAR (including any Non-statutory Stock Option or SAR transferred by the Recipient pursuant to Section 14.5), either with the delivery of the notice of exercise or upon notification of the amount due, each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement or SAR Agreement may provide for, or the Committee, in its sole discretion, may allow, the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from cash payable upon exercise of a Cash-Settled SAR or other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of shares that could be received upon exercise of the Stock Option or Stock-Settled SAR in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Option Agreement or SAR Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 8.3.

By receiving and upon exercise of a Stock Option or a SAR, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option or a SAR, and no cash payment will be made upon exercise of a Cash-Settled SAR, unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or a SAR or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

8.4     Issuance of Shares. Notwithstanding the good faith compliance by the Recipient with all of the terms and conditions of an Option or Stock-Settled SAR Agreement and with this Article VIII, the Recipient will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option or Stock-Settled SAR until the issuance of shares pursuant to the exercise of such Stock Option or Stock-Settled SAR is recorded on the stock transfer record of the Company. The Company will not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Recipient as soon as is practicable after the compliance by the Recipient with all of the terms and conditions of the Option Agreement or Stock-Settled SAR and with this Article VIII. In addition, when the payment of the Exercise Price is permitted under Sections 8.2 or 8.3 to be remitted to the Company by a broker-dealer in connection with the sale of some or all of the shares covered by the Stock Option, the Recipient shall be considered a shareholder and to own the shares being purchased by such exercise upon the Company receiving both the Recipient’s notice of exercise and the broker-dealer’s agreement to remit to the Company the Exercise Price in a form satisfactory to the Company in its sole discretion.

Article IX
PERFORMANCE SHARE AWARDS

Performance Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

9.1     Requirement for a Written Share Vesting Agreement. Each Performance Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Performance Share Awards made pursuant to this Plan. Except as provided in Section 13.2, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article IX, the terms and conditions of each Performance Share Award do not need to be identical.

9.2     Who May Receive a Performance Share Award. A Performance Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Performance Share Awards are awarded pursuant to this Plan. In addition, substitute Performance Share Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

9.3     Number of Shares Covered by a Performance Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Performance Share Award made pursuant to this Plan, which may include a range of shares to be issued based on achievement of Performance Goals. The Share Vesting Agreement shall specify the number of shares (or the range of the number of shares) of Common Stock covered by such Performance Share Award.

9.4     What the Recipient Must Deliver to Receive a Performance Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Performance Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Performance Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Performance Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Performance Share Award determined as of the date of such Award, the shares of Common Stock covered by the Performance Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

9.5     Vesting Under a Performance Share Award. The Committee, in its sole discretion, shall determine the Performance Goals and other terms and conditions, if any, upon which shares covered by any Performance Share Award shall vest. The Share Vesting Agreement evidencing a Performance Share Award shall specify the Performance Goals, and other vesting terms and conditions. Unvested shares covered by a Performance Share Award and rights under a Performance Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

9.6     Right to Repurchase and Forfeiture of Unvested Shares upon Certain Conditions. The Share Vesting Agreement shall specify the events upon the occurrence of which (i) the Recipient’s unvested shares shall be forfeited to the Company or (ii) the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement shall also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of any right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, any right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Performance Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the forfeiture of shares or the right to repurchase being exercised.

9.7     Payment of Tax Withholding Amounts. Upon the vesting of shares or the right to receive shares under a Performance Share Award (including any Performance Share Award transferred by the Recipient pursuant to Section 14.5) or upon the Recipient making a valid election under Code Section 83(b), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of vested shares under the Performance Share Award in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 9.7.

By receiving a Performance Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

9.8     Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Performance Share Award. With respect to Performance Stock Awards in which shares are issued at the time of the grant of the Award, as soon as is practicable after the Performance Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient or make a book-entry evidencing for the shares covered by a Performance Share Award. For such time as and to the extent that the shares covered by a Performance Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Performance Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering such vested shares be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

Article X
RESTRICTED SHARE AWARDS

Restricted Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

10.1     Requirement for a Written Share Vesting Agreement. Each Restricted Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Restricted Share Awards made pursuant to this Plan. Except as provided in Section 13.2, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article X, the terms and conditions of each Restricted Share Award do not need to be identical.

10.2     Who May Receive a Restricted Share Award. A Restricted Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Share Awards are awarded pursuant to this Plan. In addition, substitute Restricted Share Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

10.3     Number of Shares Covered by a Restricted Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Share Award made pursuant to this Plan. The Share Vesting Agreement shall specify the number of shares of Common Stock covered by such Restricted Share Award.

10.4     What the Recipient Must Deliver to Receive a Restricted Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Restricted Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Restricted Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Restricted Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Share Award determined as of the date of such Award, the shares of Common Stock covered by the Restricted Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

10.5     Vesting Under a Restricted Share Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Share Award shall vest. The Share Vesting Agreement shall specify the vesting schedule, if any. Unvested shares covered by a Restricted Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

10.6     Right to Repurchase and Forfeiture of Unvested Shares upon Certain Conditions. The Share Vesting Agreement may specify the events upon the occurrence of which (i) the Recipient’s unvested shares shall be forfeited to the Company or (ii) the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement may also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Restricted Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the forfeiture of shares or the right to repurchase being exercised.

10.7     Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Share Award (including any Restricted Share Award transferred by the Recipient pursuant to Section 14.5) or upon the Recipient making a valid election under Code Section 83(b), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of vested shares under the Restricted Share Award in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 10.7.

By receiving a Restricted Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

10.8     Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Restricted Share Award. As soon as is practicable after a Restricted Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient for the shares covered by a Restricted Share Award or make book-entry evidencing the issuance of uncertificated shares. For such time as and to the extent that the shares covered by a Restricted Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Restricted Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering any vested shares evidenced by stock certificates be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

Article XI
RESTRICTED STOCK UNIT AWARDS

Restricted Stock Unit Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

11.1     Restricted Stock Units. Restricted Stock Units are designated in shares of Common Stock.

11.2     Restricted Stock Unit Agreement. Each Restricted Stock Unit Award under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. Any inconsistencies between any Restricted Stock Unit Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article XI, the terms and conditions of each Restricted Stock Unit Award do not need to be identical.

11.3     Who May Receive a Restricted Stock Unit Award. A Restricted Stock Unit Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Unit Awards are awarded pursuant to this Plan. In addition, substitute Restricted Stock Unit Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

11.4     Number of Shares Covered by a Restricted Stock Unit Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Stock Unit Award made pursuant to this Plan. The Restricted Stock Unit Agreement shall specify the number Restricted Stock Units covered by such Restricted Stock Unit Award.

11.5     Payment for Awards. No cash consideration shall be required of any Recipient of a Restricted Stock Unit Award.

11.6     Vesting Under a Restricted Stock Unit Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Unit Award shall vest. The Restricted Stock Unit Agreement shall specify the vesting schedule. Unvested Restricted Stock Units covered by a Restricted Stock Unit Award may not be transferred by the Recipient under any condition. Vesting may be based on service or on performance, or on any combination of service and performance.

11.7     No Voting Rights. Shares underlying an Award of Restricted Stock Units shall have no voting rights with respect to such Restricted Stock Units.

11.8     Form and Time of Settlement of Restricted Stock Unit Awards. Settlement of vested Restricted Stock Units shall be made in the form of shares of Common Stock. Vested Restricted Stock Units generally shall be fully settled as soon as practicable after they become vested, but not later than the later of (i) two and one half months after the end of the Company’s fiscal year during in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article XIII.

11.9     Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

11.10   Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Stock Unit Award (including any Restricted Stock Unit Award transferred by the Recipient pursuant to Section 14.5), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. By receiving a Restricted Stock Unit Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient under such Restricted Stock Unit Award. The Committee may condition the delivery of any shares or other benefits under the Restricted Stock Unit Award on satisfaction of the applicable Tax Withholding obligations. If permitted by the Committee (in its sole discretion), such Tax Withholding obligations may be satisfied (i) through cash payment by the Recipient; (ii) through the surrender of shares of Stock which the Recipient already owns; (iii) through the surrender of shares of Stock to which the Recipient is otherwise entitled under the Plan, which will be sold on behalf of the Recipient to satisfy the applicable withholding tax, provided, however, that such shares under the preceding clause (ii) and this clause (iii) may be used to satisfy not more than the Company’s statutory Tax Withholding obligation (based on minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or (iv) by such other method as specified by the Committee.

Article XII

162(M) PERFORMANCE-BASED AWARDS

The Committee may grant 162(m) Performance-Based Awards. Notwithstanding any provision in the Plan, 162(m) Performance-Based Awards shall comply with the provisions of this Article XII.

12.1     Award Period. The Committee shall determine the applicable Award Period. The Committee shall also establish the number of shares to be earned under a Performance-Based Award if the 162(m) Performance Goals are met or exceeded, including the fixing of a maximum number of shares (subject to Section 3.4).

12.2     Performance Goals and Payment. The Committee shall establish in writing one or more 162(m) Performance Goals. The Committee may establish other restrictions to payment under a 162(m) Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the 162(m) Performance Goals.

12.3     Computation of Payment. During or after an Award Period, the performance of the Company, Subsidiary or Business Unit, as applicable, during the Award Period shall be measured against the 162(m) Performance Goals. If the 162(m) Performance Goals are not met, no shares shall be earned under the 162(m) Performance-Based Award. If the 162(m) Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of shares earned under the terms of the 162(m) Performance-Based Award.

Article XIII
CHANGES IN CAPITAL STRUCTURE, ACQUISITIONS AND CORPORATE TRANSACTIONS

13.1     Effect of Changes in Capital Structure of the Company on the Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of Authorized Shares. In addition, the Committee will make such adjustment in the number and kind of shares of Common Stock or other securities covered by outstanding Stock Options and outstanding Stock-Settled SARs and Restricted Stock Units as well as make an adjustment in the Exercise Price of each outstanding Stock Option and Stock-Settled SAR as the Committee deems appropriate. The vesting terms of all Stock Option Agreements, Stock-Settled SAR Agreements, Restricted Stock Unit Agreements and Share Vesting Agreements may also be adjusted as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

13.2     Issuance of Substitute Awards in Connection with an Acquisition by the Company. In the event of the acquisition of an Acquired Company by the Company or any Subsidiary, Awards (in any form) may be awarded by the Company in substitution for any outstanding unexercised stock options and any unvested share grants or unvested stock unit grants of the Acquired Company. Such substitute Awards may deviate from the terms otherwise required by Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of this Plan to the extent that the Committee, in its sole discretion upon the advice of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

13.3     Effect of the Occurrence of a Corporate Transaction on Continuing Rights. In the event of the occurrence of any Corporate Transaction, all outstanding Stock Options and SARs that were awarded pursuant to this Plan shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide either (i) for the assumption of this Plan and the continuation of such Stock Options and SARs or (ii) the issuance of substitute similar Awards under a plan of the acquiring or surviving entity in such transaction. Each Recipient shall be provided written notice of the expected occurrence of any Corporate Transaction at least 15 days prior to the effective date and shall be permitted to tender a notice of exercise of any Stock Option or SAR in which exercise is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article VIII or term of any Option Agreement, shall not be required to tender payment of the Exercise Price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction. The terms and conditions of the transaction may provide for the assumption of this Plan with respect to outstanding Performance Share Awards, Restricted Share Awards and Restricted Stock Unit Awards that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligations of the Company under each outstanding Share Vesting Agreement. The Option Agreements, SAR Agreements, Share Vesting Agreements and Restricted Stock Unit Agreements that evidence Awards made under this Plan may, in the sole discretion of the Committee, provide for the acceleration of vesting, either in whole or in part, under the Award. In addition, the Committee shall have the power to accelerate the vesting of any Stock Option, Stock-Settled SAR, Performance Share Award, Restricted Share Award or Restricted Stock Unit Award in its sole discretion at the time of a Corporate Transaction or conditioned upon the occurrence of an expected Corporate Transaction.

Article XIV
OTHER TERMS APPLICABLE TO ALL AWARDS

14.1     Underwriters’ Lock-up. Each written agreement evidencing an Award will specify that the Recipient, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Recipient will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Recipient provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering and provided that all of the then directors and executive officers of the Company are also requested to and do enter into a similarly restrictive agreement with the managing underwriter.

14.2     No Rights to Continued Service. Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Recipient any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Recipient at any time, with or without cause, (b) change the duties of such Recipient, or (c) increase or decrease the compensation of the Recipient at any time, subject, in each instance to the terms of any written employment agreement between the Company and such Recipient. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

1)     for Employees of the Company, the continued employment of the Recipient;

2)     for independent contractors, the Recipient continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

3)     for directors who are not Employees, the Recipient continuing to serve as a director of the Company or a Subsidiary.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

14.3     Who May Exercise Rights with Respect to Awards. During a Recipient’s lifetime, all rights with respect to an Award may only be exercised by the Recipient (including a legally appointed guardian or representative for the Recipient).

14.4     Beneficiary Designations. Any Recipient of an Award (except Incentive Stock Options) may, during his or her lifetime, designate a person or persons who may exercise the rights of that Recipient as to any Award made to such Recipient after the Recipient’s death. Any such designation shall be effective only if given in writing in a form and manner acceptable to the Committee and shall supersede and revoke all prior designations. In the absence of an effective designation, any vested benefits with respect to Awards under this Plan that remain unpaid at the time of Recipient’s death shall be paid to the Recipient’s estate and, subjected to the terms of this Plan and the applicable written agreement evidencing such Award, any unexercised rights of the Recipient with respect to an Award may be exercised by the administrator or executor of the Recipient’s estate.

14.5     Limited Transferability of Awards. Unless the written agreement evidencing an Award expressly states that the Award is transferable as provided in this Section 14.5, no Award granted under this Plan nor any interest therein may be sold, assigned, conveyed, gifted, pledge or otherwise transferred in any manner other than by will or the laws of descent and distribution after the death of the Recipient. The foregoing prohibition on transferability is not intended to and shall not prohibit (i) the transfer of an Award to a trust in which the Recipient is considered the sole beneficial owner under both Code Section 671 and applicable state law, (ii) a pledge of shares to be received upon exercise of a Stock Option as security for a loan that is used to pay the Exercise Price or the (iii) transfer of shares covered by an Award after those shares are issued to the Recipient upon exercise of a Stock Option or Stock-Settled SAR or the delivery of the shares to the Recipient upon vesting of a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award provided, in each instance, that all other applicable restrictions on transfer of such shares (whether imposed by law, the listing requirements of an exchange on which shares of Common Stock are traded, the terms of this Plan, the written agreement evidencing the Award or any share retention policy or share ownership guidelines of the Company that are applicable to the Recipient) have lapsed. Notwithstanding the foregoing, the Committee may make an Award (other than an Incentive Stock Option) of or amend the terms of an outstanding Non-statutory Stock Option, SAR, Performance Share Award, Restricted Share Award or Restricted Stock Unit Award to permit the transfer or assignment of an Award by means of a gift or court approved domestic relations order provided that the transferees are limited to (x) any combination of the Recipient, the Recipient’s spouse or former spouse, or the Recipient’s children, (y) is made to a trust established for the exclusive benefit of one or more of the persons identified in clause (x) in which the beneficiaries are prohibited from transferring or assigning their interests except for transfers to other persons identified in clause (x), or (z) a partnership, limited liability company or other entity in which all equity ownership interests are owned by persons identified in clause (x) and in which such equity ownership interests cannot be transferred or assigned except for transfers to other persons identified in clause (x). Any transfer of an Award permitted by this Section 14.5 shall be conditioned upon the Recipient and the transferee of such Award executing and delivering to the Company a form of Transfer and Assumption as the Committee may request. Any subsequent transfers of transferred Awards shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including any vesting or forfeiture provisions based on the continued employment or service by the original Recipient. The events of termination of employment or service set forth in the applicable award agreement shall continue to be applied with respect to the original Recipient, and all references to employment, termination of employment, Disability or death of the Recipient shall continue to be applied with respect to the original Recipient.

Notwithstanding any transfer of an Award, the Recipient shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the Award vests or is exercised or the shares subject to the Award are sold by the transferee. The Committee shall have sole discretion in determining whether or not an Award is transferable within the limitations set forth in this Section 14.5 and may exercise that discretion with respect to certain Awards or certain Recipients without being bound to exercise that discretion in the same manner with respect to other similar Awards or other Recipients. Any purported assignment, transfer or encumbrance that does not comply with the requirements of this Section 14.5 shall be void and unenforceable against the Company.

14.6     Repurchase of Awards. With the consent of the Recipient and upon approval of the Committee, the Company may from time-to-time repurchase Awards by payment in cash in an amount equal to the net Fair Market Value of the vested shares covered by the Award less any Exercise Price. Although the Committee is authorized by this Plan to make such repurchases, Awards shall not be made with the expectation that they will be repurchased for cash and no Recipient shall have the right to cause the Company to repurchase any Award without the consent of the Committee, which consent can be withheld by the Committee in its sole discretion.

14.7     Payment of Exercise Price or Tax Withholding with Other Securities. To the extent permitted in Section 8.2, the Exercise Price and, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Recipient’s ownership of the shares of Common Stock or other securities of the Company. For purposes of this Section 14.7, shares of Common Stock shall be valued at their Fair Market Value as of the date of exercise with respect to the exercise of a Stock Option or SAR or as of the day on which a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award vests or is paid. In addition to the foregoing, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the application of shares which could be received upon exercise of a Stock Option or Stock-Settled SAR or the application of shares which would otherwise be vesting under a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award, provided, however, that this net withholding of shares shall only be permitted up to minimum legally required tax withholding amount required under federal, state and local income and payroll taxes and Tax Withholding in excess of the minimum legally required tax withholding amount may only be satisfied in the manner previously provided in this Section 14.7. This net withholding of shares shall be accomplished by crediting toward the Recipient’s Tax Withholding obligation either (i) the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the Stock Option or SAR or (ii) the Fair Market Value of a share of Common Stock with respect to a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award, in each instance rounded down to the nearest whole share. Any such net withholding of shares shall be considered an exercise of the Stock Option or Stock-Settled SAR to the extent that shares are so applied.

14.8     Suspension or Termination of Awards for Misconduct of the Recipient. If at any time (including after receipt of a notice of exercise or a request for delivery of vested shares) the Committee reasonably believes that a Recipient has committed an act of misconduct as described in this Section 14.8, the Committee may suspend the Recipient’s right to exercise any Stock Option or SAR or to receive delivery of vested shares under a Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed by such Recipient. For purposes of this Section 14.8, acts of misconduct shall mean (i) an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, violation of securities laws involving the Company, any of its Subsidiaries or any entity or person with whom the Company or any of its Subsidiaries does business, (ii) nonpayment of any obligation to the Company or any Subsidiary, misappropriation or wrongful disclosure of any trade secret of the Company or any Subsidiary, (iii) engaging in any conduct constituting unfair competition or inducing any entity or person with whom the Company or any of its Subsidiaries does business to discontinue or materially reduce such business with the Company or its Subsidiaries and (iv) any similar conduct that materially and adversely impacts or reflects on the Company. A Recipient accused of engaging in any such misconduct shall be provided the opportunity to explain the Recipient’s conduct in writing. Any determination by the Committee as to whether or not a Recipient did engage in misconduct within the meaning of this Section 14.8 shall be final, conclusive and binding on the all interested parties. If the Committee determines that the Recipient did not engage in misconduct, the Company shall immediately give effect to any notice of exercise or request for delivery of vested shares received prior to or during any period of suspension. The Company shall not have any liability to the Recipient for any loss which the Recipient may have sustained as a result of any delay in delivering shares as a result of any suspension.

14.9     Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award or upon the exercise of any Stock Option or Stock-Settled SAR unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange or market upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Recipient or any other person for any delay in issuing or failure to issue shares of Common Stock where such delay or failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by a Recipient as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

Article XV
AMENDMENT OF PLAN AND AWARDS

15.1     Amendment of Plan. The Board of Directors may at any time modify or amend the Plan in any respect, except that shareholder shall be required to increase the number of shares reserved for the Plan. Amendments to this Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy. Awards may be made pursuant to material amendments this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if shareholder approval is not obtained.

15.2     Amendment of Award. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Recipient without his or her consent, (b) except for adjustments made pursuant to Section 12.1 or in connection with substitute Awards, reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or cancel or amend outstanding Options or SARs with an exercise price that is greater than the Fair Market Value of a share of Common Stock for the purpose of exchanging such Options or SARs for cash or any other Awards without shareholder approval or (c) cause any Award intended to be exempt from Code Section 409A to become subject to Code Section 409A. Notwithstanding the foregoing, the Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Code Section 409A, in a manner deemed appropriate by the Committee in its sole discretion, without the consent of the Recipient.

Neither the Board, the Committee nor the Company make any representations that any Awards granted under this Plan shall be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Plan or Awards granted thereunder. Moreover, for purposes of applying the provisions of Code Section 409A to this Plan, each separately identified amount to which a Recipient is entitled under this Plan shall be treated as a separate payment.

Further, notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code Section 409A) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are grandfathered benefits.

Amended and approved:

●	By the Board of Directors of the Company on February 17, 2005 and by shareholders on May 5, 2005;

●	By the Board of Directors May 1, 2009;

●	By the Board of Directors and shareholders on April 28, 2010;

●	By the Board of Directors April 27, 2011; and

●	By the Board of Directors on February 22, 2013 and by the shareholders on April 26, 2013.

●	By the Board of Directors on February 23, 2017 and by the shareholders on April 19, 2017.